Exhibit 21
                      TREX MEDICAL CORPORATION SUBSIDIARIES
   As of November 19, 1998, the Registrant owned the following subsidiaries:

                                                                               STATE OR
                                                                             JURISDICTION      PERCENT OF
                                   NAME                                           OF           OWNERSHIP
                                                                             INCORPORATION

        Trex Medical Corporation                                            Delaware               67**
           Bennett X-Ray Corporation                                        New York              100
               Bennett International Corporation                            U.S. Virgin           100
                                                                            Islands
               Eagle X-Ray, Inc.                                            New York              100
               Island X-Ray Incorporated                                    New York              100
           Continental X-Ray Corporation                                    Delaware              100
           Trex Medical France S.A.                                         France                100
               Societe Financiere Trophy S.A.                               France                100
                  Trophy Radiologie S.A.                                    France                100
                      Stephan'X S.A.                                        France                100
                      Trophy Benelux S.A.                                   Belgium               100
                      Trophy Radiologie Italia S.R.L.                       Italy                 100
                      Trophy Radiologie Japan Kabushiki Kaisha              Japan                 100
                      Trophy Radiologie GmbH (FRG)                          Germany               100
                      P.T. Trophy Rajawali Indonesia                        Indonesia             100
                      Trophy Radiologia Espana SL                           Spain                 100
                      Trophy Ronlgen Sanayi Anonim Sirketi                  Turkey                100
                      Trophy Radiologie U.K. Ltd.                           United Kingdom        100
                      Trophy Radiology, Inc.                                Virginia              100
                      Ardet Italia S.R.L.                                   Italy                 100
                      SCI Boucher Debard Baudry Guillot                     France                100
           XRE Corporation                                                  Delaware              100


** As of 10/03/98